UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Oragenics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 14, 2021

Supplement to Notice of 2020 Annual Meeting of Stockholders

and Definitive Proxy Statement dated May 24, 2021

The following information relates to the 2020 Annual Meeting of Stockholders of Oragenics, Inc. (the “Company,” “we,” or “us”) and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2021 (the “Proxy Statement”).

The purpose of this filing is to revise and clarify information contained in the Proxy Statement relating to the “broker non-vote” voting rules that apply to Proposal III to approve an amendment to our Amended and Restated Articles of Incorporation, increasing the number of authorized shares of our common stock from 200 million shares to 250 million shares. The Proxy Statement stated that with respect to Proposal III, a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, thus resulting in a broker non-vote with respect to such uninstructed shares (such proposals being commonly referred to as “non-routine” matters). The Company has since been informed by the NYSE Proxy Compliance group that Proposal III is a “routine” matter and that a broker who has received no instructions from its clients will have discretion to vote its clients’ uninstructed shares on Proposal III. This supplement also clarifies the impact of abstentions in Proposals III and V providing that abstentions will have the same effect as a vote against such proposals.

We urge you to read the Proxy Statement and this supplement in their entirety. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged, and all voting requirements otherwise remain the same. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Vote Required

PROPOSAL I: Election of Directors. The election of five Directors by the holders of Common Stock will require a plurality of the votes cast by the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting of Shareholders. With respect to the election of Directors, shareholders may (i) vote “for” each of the nominees, (ii) withhold authority for each of such nominees, or (iii) withhold authority for specific nominees but vote for the other nominees. Because the Directors are elected by a plurality of the votes cast by the shares represented and entitled to vote and are running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the shareholder vote. Votes that are withheld or a broker non-vote will have no effect on the outcome of the election of Directors.

PROPOSAL II: To conduct an advisory vote on executive compensation. The proposal regarding the approval, on an advisory basis, of the Company’s executive compensation requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

PROPOSAL III: To approve the adoption of an amendment to Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 200 million shares to 250 million shares. Approval requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the plan amendment. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Abstentions will have the same effect as a vote against the proposal. The approval of the adoption of an amendment to the Company’s Articles of Incorporation is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal, but if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as a vote against the proposal.

PROPOSAL IV: To approve the Company’s 2021 Equity Incentive Plan. Approval requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the 2021 Plan. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

PROPOSAL V: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2021. Approval requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against the proposal. The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal, but if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as a vote against the proposal..

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares:

●	“FOR” the nominees listed in Proposal I below;

●	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement,

●	“FOR” the approval of the adoption of an amendment to Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 200 million to 250 million;

●	“FOR” the approval of the Company’s 2021 Equity Incentive Plan; and

●	“FOR” the ratification the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2021.

Voting

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting of Shareholders, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated. If you submit a proxy and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting of Shareholders, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. To the extent permitted by Rule 14a-4(c) of the Securities and Exchange Commission, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by shareholders for consideration at the Annual Meeting of Shareholders that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. At the time this proxy statement was mailed, we were unaware of any matters proposed to be acted on at the Annual Meeting of Shareholders other than those discussed in this proxy statement.

Shareholders of record — If your shares are registered directly in your name with Oragenics’ transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and the proxy materials and Annual Report have been sent directly to you. As a shareholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided. Proxy cards submitted by mail must be received by the time of the Annual Meeting of Shareholders in order for your shares to be voted. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board. You may also vote by proxy via telephone by calling Advantage Proxy Toll Free: 1-877-870-8565 and Outside North America: 1-206-870-8565.

If you attend the Annual Meeting of Shareholders, you may also submit your vote in person, and any previous votes that you submitted, will be superseded by the vote that you cast at the Annual Meeting of Shareholders. If you plan to attend the annual Meeting of Shareholders, please bring proof of identification for entrance to the Annual Meeting of Shareholders.

Beneficial owners — Many Oragenics shareholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Annual Meeting of Shareholders proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the shareholder of record. As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting of Shareholders unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting of Shareholders.

Changing Vote; Revocability of Proxies

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting of Shareholders.

Shareholders of record — If you are a shareholder of record, you may change your vote (1) by delivering to us (Attention: Corporate Secretary, 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634), prior to your shares being voted at the Annual Meeting of Shareholders, a later dated written notice of revocation or a duly executed proxy card, or (2) by attending the Annual Meeting of Shareholders and voting in person (although attendance at the Annual Meeting of Shareholders will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid later Internet or telephone vote.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee, or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting of Shareholders and voting in person.

Effect of Not Casting Your Vote

Shareholders of record — If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting of Shareholders.

Beneficial owners — If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal I); to conduct a non-binding advisory vote on executive compensation (Proposal II); and the approval of the Company’s 2021 Equity Incentive Plan (Proposal IV) since those are considered non-routine proposals under applicable NYSE American LLC (“NYSE American”) rules. Under the rules, if you do not instruct your broker, bank or other nominee in a timely fashion how to vote your shares (so-called “broker non-votes”) the broker or nominee can vote your shares as it sees fit only on matters that are determined to be routine, and not on any other proposal. The proposal for the approval of the adoption of an amendment to Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 200 million to 250 million (Proposal III) and the ratification of the auditors (Proposal V) are considered to be routine proposals under NYSE American rules and your nominee can vote on such proposal even if it does not receive voting instructions from you. However, your nominee cannot vote on Proposal I, Proposal II, or Proposal IV without your voting instructions. Please be sure to give specific voting instructions so that your vote can be counted.